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                                   Exhibit 9-A
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                CLNG CORPORATION





         CLNG CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation (the "Board"), by unanimous consent dated as of June 1, 1996, adopted resolutions proposing and declaring advisable an amendment to Part SEVENTH of the Certificate of Incorporation of said Corporation as follows:

                  RESOLVED, that the Board of Directors finds advisable and hereby proposes to the stockholders of the Corporation that part SEVENTH of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

                  "SEVENTH. For the management of the business and for the conduct of the affairs of the Corporation, it is further provided:

                  1. The number of directors of the Corporation shall be as from time to time shall be fixed by, or in the manner provided in , the By-Laws, and in no case shall the number be less than TWO (2). The directors need not be stockholders of the Corporation.

                  2. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized:

                           (a) to make, alter or repeal by-laws of the Corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-laws whether adopted by the stockholders or otherwise.

                           (b) to exercise the powers and authorities as are provided in the By-Laws then in effect, subject to applicable limitations as provided in such By-Laws."

                  RESOLVED, FURTHER, that the foregoing amendment is advisable and its adoption is in the best interests of
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                                   Exhibit 9-A
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         the Corporation and its stockholders and, to effectuate the foregoing, it is hereby directed that the foregoing amendment be considered at the next annual meeting of the stockholders, unless earlier approved by written consent in accordance with Section 228 of the Delaware General Corporation Law; and

                  RESOLVED FURTHER, that after approval of such amendments by the stockholders of the Corporation, the officers of the Corporation be, and they hereby are, authorized and directed to execute, acknowledge and file with the Secretary of State of the State of Delaware a Certificate of Amendment to evidence the foregoing amendments to the Corporation's Restated Certificate of Incorporation."

         SECOND: That thereafter, by resolution, the Board declared said amendment to be advisable and its adoption to be in the best interests of the Corporation and its stockholders and, to effectuate the foregoing, the Board directed that said amendment be considered at the next annual meeting of the stockholders, unless otherwise approved by written consent in accordance with
Section 228 of the Delaware General Corporation Law.

         THIRD: That in lieu of a meeting and vote of the stockholders, Columbia LNG Corporation, being the holder of all of the outstanding stock of the Corporation and therefore having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, approved said amendment by written Consent dated as of June 3, 1996, in accordance with the provisions of
Section 228(a) of the General Corporation Laws of the State of Delaware.

         FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, CLNG Corporation has caused this Certificate to be signed by L. Michael Bridges, its President and attested by Tejinder S. Bindra, its Secretary, this ____ th day of _______, 1997.


                                       By:
                                          --------------------------------------
                                                        President




ATTEST:
       --------------------------------------
                     Secretary